SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):

July 13, 2004

Commission file number 1-6961

GANNETT CO., INC.
(Exact name of registrant as specified in charter)

Delaware	16-0442930
(State or Other Jurisdiction of Incorporation or Organization of Registrant)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive, McLean, Virginia	22107-0910
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (703) 854-6000.

Item 12.  Results of Operations and Financial Condition

On July 13, 2004, Gannett Co., Inc. reported its consolidated financial results for the second quarter ended June 27, 2004 and announced increased share repurchase authority.  On July 13, 2004, the company also issued a press release announcing the company's statistical report for the period and quarter ended June 27, 2004.  Copies of these press releases are furnished with this report as exhibits.

SIGNATURE

Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Gannett Co., Inc.

Date: July 13, 2004	By:	/s/ George R. Gavagan
George R. Gavagan
Vice President and Controller

Exhibit Index

Exhibit	Description
99.1	Gannett Co., Inc. Earnings Press Release dated July 13, 2004
99.2	Gannett Co., Inc. Statistical Report Press Release dated July 13, 2004